Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “First Amendment”) is effective as of September 15, 2016 (“First Amendment Effective Date”), by and among Michael Plunkett (the “Executive”), Alphatec Spine Inc., a California corporation (“Spine”) and Alphatec Holdings, Inc., a Delaware corporation (“Holdings”) (collectively, Spine and Holdings shall be referred to as the “Company”). Capitalized terms undefined shall have the meaning ascribed to them in the Agreement.
WHEREAS, on or about February 17, 2014, the Company and the Executive have entered into an Employment Agreement (the “Agreement”);
WHEREAS, the Company and the Executive have agreed to enter into this First Amendment as of the Effective Date to further amend the Agreement.
THEREFORE, in consideration of the mutual promises contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:
1.    AMENDMENTS.
1.1.    Amendment and Restatement of Section 3. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“The Company shall employ Executive and Executive agrees to work for the Company as its President and Chief Operating Officer. Executive shall perform the duties and responsibilities inherent in the position in which Executive serves and such other duties and responsibilities as the Chief Executive Officer or his or her designee shall from time to time assign to Executive. The Executive shall report to the Chief Executive Officer or his or her designee.”
1.2.    Amendment and Restatement of Section 4.1. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Commencing on the First Amendment Effective Date, the Company shall pay Executive a salary (the “Base Salary”) of $350,000 gross per year, payable bi-weekly in accordance with the Company’s customary payroll practices.”
1.3    Amendment and Restatement of Section 4.2. Section 4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Performance Bonus. Provided that the Executive is employed by the Company on the date that such bonus is paid, Executive will be eligible to receive a discretionary cash performance bonus each fiscal year in an amount equal to 70% of the annual Base Salary paid to Executive for such fiscal year (the “Target Bonus Amount”). The payment of the Target Bonus Amount shall be subject to the Company’s and Executive’s achievement of goals to be established and presented to the Executive each fiscal year.”

2.    MISCELLANEOUS. In the event of any conflict between the provisions of this First Amendment and the Agreement, the provisions of this First Amendment shall prevail. Other than as set forth in this First Amendment, the remainder of the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement on September 15, 2016

ALPHATEC SPINE, INC.

By: _/S/ Craig Hunsaker_____________
Name: Craig Hunsaker
Title: EVP, People & Culture

ALPHATEC SPINE, INC.

By: __/S/ Craig Hunsaker____________
Name: Craig Hunsaker
Title: EVP, People & Culture

EXECUTIVE

/S/ Michalel Plunkett_______________
Name: Michael Plunkett